SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

 Filed by the Registrant  / /
 Filed by a Party other than the Registrant /x/

 Check the appropriate box:
 / / Preliminary Proxy Statement              / /  Confidential, for the use
                                                   of the Commission only
                                                   (as permitted by Rule
                                                   14a-6(e)(2))

 / / Definitive Proxy Statement
 /x/ Definitive Additional Materials
 / / Soliciting Material Pursuant to Rule 14a-12


                             DIME BANCORP, INC.
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              (Name of Registrant As Specified In Its Charter)


                      NORTH FORK BANCORPORATION, INC.
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):
 /x/  No fee required.
 / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 1)   Title of each class of securities to which transaction applies:

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 2)   Aggregate number of securities to which transaction applies:

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 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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 4)   Proposed maximum aggregate value of transaction:

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 5)   Total fee paid:

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 / /  Fee paid previously with preliminary materials.

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 / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 1)   Amount previously paid:

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 2)   Form, Schedule or Registration Statement No.

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 3)   Filing party:

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 4)   Date filed:






 FOR IMMEDIATE RELEASE    INVESTOR: DANIEL M. HEALY
                                    EXECUTIVE VICE PRESIDENT
                                    CHIEF FINANCIAL OFFICER
                                    516-844-1258

                          PRESS:    KEKST AND COMPANY
                                    ROBERT D. SIEGFRIED
                                    212-521-4832


                     NORTH FORK EXTENDS EXPIRATION DATE
                       OF ITS EXCHANGE OFFER FOR DIME


 MELVILLE, N.Y. -- MARCH 23, 2000 - NORTH FORK BANCORPORATION, INC. (NYSE:NFB) issued a statement today announcing that it had extended the expiration date of its exchange offer for all outstanding shares of common stock of Dime Bancorp, Inc. (NYSE:DME) to 12:00 midnight, New York City time, on Wednesday, May 31, 2000.

 North Fork extended the expiration date of its offer until the end of May in light of the second postponement of Dime's stockholder meeting to consider the proposed merger with Hudson United Bancorp, this time to May 17, 2000, and North Fork's expectation that it will receive Federal Reserve Board approval for its offer in the latter part of May. Failure of the Dime stockholders to approve the proposed merger with Hudson United and receipt of Federal Reserve Board approval would satisfy two conditions of North Fork's offer.

 As of 12:00 midnight, New York City time, on Wednesday, March 22, 2000, no shares of Dime common stock had been tendered in the offer. As previously reported, North Fork commenced its exchange offer last week.

 North Fork also announced that Dime filed a lawsuit against North Fork and its directors in the United States District Court for the Eastern District of New York alleging claims under the federal securities laws based on what Dime believes are material misstatements and omissions in the proxy solicitation and exchange offer materials filed by North Fork with the Securities and Exchange Commission. Dime's claim seeks injunctive and other relief. North Fork believes that Dime's claims are without merit and intends to contest the action vigorously.

 Investors and security holders are advised to read North Fork's proxy statement with respect to North Fork's solicitation of proxies against the proposed Dime/Hudson merger and North Fork's registration statement with respect to its exchange offer for Dime common stock, each as filed with the Securities and Exchange Commission, and any amendments or supplements to either of them, because each of these documents contains important information. Investors and security holders may obtain a free copy of the proxy statement, the exchange offer registration statement and other documents filed by North Fork with the SEC at the SEC's Internet web site at www.sec.gov. The proxy statement, the exchange offer registration statement and such other documents may also be obtained free of charge by overnight mail or direct electronic transmission by calling North Fork's proxy solicitor, D.F. King & Co., Inc., toll-free at 1-800-755-7250.